Exhibit 99.1

Potbelly Corporation Reports Results for First Fiscal Quarter 2020

Company remains focused on the health and safety of employees, customers, franchisees, and communities

Prior investments in Off-Premise & Digital, coupled with decisive cost and operating efficiency actions, are driving improving trends in the second quarter

Chicago, IL. May 12, 2020 – Potbelly Corporation (NASDAQ: PBPB), the iconic neighborhood sandwich shop, today reported financial results for the first fiscal quarter ended March 29, 2020.

Key highlights for the thirteen weeks ended March 29, 2020 compared to March 31, 2019:

•	Total revenues of $87.6 million compared to $98.1 million.
•	Company-operated comparable store sales decreased 10.1% but were up 2.5% during the first 10 weeks of the quarter.
•	GAAP net loss attributable to Potbelly Corporation was $13.3 million or $0.56 per share, compared to a net loss of $18.4 million or $0.76 per share.
•

Adjusted net loss[1] attributable to Potbelly Corporation was $7.7 million compared to an adjusted net loss of $3.0 million. Adjusted diluted EPS[1] was a loss of $0.32 compared to an adjusted diluted EPS loss of $0.12.

•	EBITDA[1] decreased to ($11.5) million from $0.7 million.
•	Adjusted EBITDA[1] decreased to ($4.2) million from $3.9 million.
•	Revenue from the Company’s delivery, drive-thru, and pick-up options grew 45% during the month of April versus the average monthly revenue during the first quarter.

Alan Johnson, President and Chief Executive Officer of Potbelly Corporation, commented, “I would first like to thank all of our Potbelly employees for their commitment and dedication during this pandemic. Our employees are the face of our organization and I’m so proud of the way our team reacted despite significant change and challenges. While we all face uncertainties brought on by COVID-19, we are emboldened by the resiliency of our brand and the consistent support of our customers.”

“Simply put, the pandemic arrested the strong turnaround momentum we initiated in Q4 last year. The strategy that included investments in digital capabilities, operational improvements, and food quality-centered communications was clearly taking hold with our customers. We posted January comparable same-store sales of +2.5%, accelerating to +4.1% in February,” Johnson said.  “We were on pace to record our first positive quarterly comp since the fourth quarter of 2016.”

Johnson continued, “The pandemic dramatically impacted our sales and oriented our priorities first around the health and safety of our employees and customers, and second, toward aggressively protecting our balance sheet. In March, as we abruptly saw our comparable same-store sales drop to -68%, we took immediate and decisive action. Among other things, we shut down dine-in options across our shops in accordance with state mandates, temporarily closed 36 company-operated shops, furloughed one-third of our corporate employees and cut salaries for all executives and corporate employees by 25%. All of these decisions were necessary and painful.”

“Our business now is primarily off-premise. The strategic investments we made last year to improve our digital capabilities are proving critical in this environment and positioning us well during the recovery. They are the major reason our sales comps improved to -45% by the first week of May. Accessibility is key to remaining competitive, and customers can have their food brought to their door, pick up their food at our shops, or have one of our associates bring their order to their car with our new curbside pick-up. DoorDash, Grubhub, and now, UberEats, are valuable delivery partners.”

“We understand challenges will persist over the next several months, and are taking the necessary steps to support and fortify our business. We are operating with a cash-preservation mindset. In March, we drew down our $40 million of available capacity under our revolving credit facility and enacted significant capital and expense reductions. Currently, we are having proactive conversations with our landlords, are considering closing up to 100 shops, and are continuously working to implement ways to work more effectively and efficiently. We have a firm grasp on what we can control within our business.”

Johnson concluded, “We look forward with excitement to when we can welcome guests back to dine in our shops. In the meantime, our strength in digital and innovations like Potbelly Pantry, Family Meals, and curbside pick-up are having an impact as we work to meet the quickly evolving needs of our customers. We are seeing encouraging signs of recovery in our business as we move through the second quarter. We are shaping our post-pandemic future by the actions we are taking now, and we will not allow this virus to determine our success.”

Conference Call

A conference call and audio webcast has been scheduled for 5:00 p.m. Eastern Time today to discuss these results. Investors, analysts and interested parties are encouraged to join a webcast of the call, available on the Company's website at www.potbelly.com.

For those that cannot dial into the webcast, you can participate by dialing 855-327-6837 in the U.S. & Canada, or 631-891-4304 internationally, using the confirmation code of 10009511.

For those unable to participate, an audio replay will be available from 8:00 p.m. Eastern Time on Tuesday, May 12, 2020 through midnight Tuesday May 19, 2020. To access the replay, please call 844-512-2921 (U.S. & Canada) or 412-317-6671 (International) and enter confirmation code 10009511. A web-based archive of the conference call will also be available at the above website.

About Potbelly

Potbelly Corporation is a neighborhood sandwich concept that has been feeding customers’ smiles with warm, toasty sandwiches, signature salads, hand-dipped shakes and other fresh menu items, customized just the way customers want them, for more than 40 years. Potbelly promises Fresh, Fast & Friendly service in an environment that reflects the local neighborhood. Since opening its first shop in Chicago in 1977, Potbelly has expanded to neighborhoods across the country - with more than 400 company-owned shops in the United States. Additionally, Potbelly franchisees operate over 40 shops in the United States.  For more information, please visit our website at www.potbelly.com.

Definitions

The following definitions apply to these terms as used throughout this press release:

•

Revenues – represents net company-operated sandwich shop sales and our franchise operations. Net company-operated shop sales consist of food and beverage sales, net of promotional allowances and employee meals. Franchise royalties and fees consist of an initial franchise fee, a franchise development agreement fee and royalty income from the franchisee.

•	Company-operated comparable store sales – represents the change in year-over-year sales for the comparable company-operated store base open for 15 months or longer.
•	EBITDA – represents income before depreciation and amortization expense, interest expense and the provision for income taxes.
•

Adjusted EBITDA – represents income before depreciation and amortization expense, interest expense and the provision for income taxes, adjusted to eliminate the impact of other items, including certain non-cash as well as other items that we do not consider representative of our ongoing operating performance.

•

Adjusted net income (loss) – represents net income (loss), excluding impairment, gain or loss on the disposal of property and equipment and store closure expense, as well as other items that we do not consider representative of our ongoing operating performance.

•

Shop-level profit – represents income (loss) from operations less franchise royalties and fees, general and administrative expenses, depreciation expense, pre-opening costs and impairment and loss on the disposal of property and equipment.

•	Shop-level profit margin – represents shop-level profit expressed as a percentage of net company-operated sandwich shop sales.

•

Adjusted diluted earnings per share – represents net income (loss), excluding impairment, gain or loss on the disposal of property and equipment and store closure expense on a fully diluted per share basis as well as other items that we do not consider representative of our ongoing operating performance.

1Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to EBITDA, adjusted EBITDA, adjusted net income, shop-level profit, and shop-level profit margin, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses adjusted EBITDA and adjusted net income to evaluate the Company’s performance and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Adjusted EBITDA and adjusted net income exclude the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Management uses shop-level profit and shop-level profit margin as key metrics to evaluate the profitability of incremental sales at our shops, to evaluate our shop performance across periods and to evaluate our shop financial performance against our competitors.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the table, “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

This press release includes certain non-GAAP forward-looking information. The Company believes that a quantitative reconciliation of such forward-looking information to the most comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require the Company to predict the timing and likelihood of outcomes that determine future impairments and the tax benefit of any such future impairments. Neither of these measures, nor their probable significance, can be reliably quantified due to the inability to forecast future impairments.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” or the negative of these terms and similar expressions are intended to identify forward-looking statements. Forward-looking statements may include, among others, statements relating to: our future financial position and results of operations, business strategy, budgets, projected costs and plans and objectives of management for future operations. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement, due to reasons including, but not limited to, risks related to the COVID-19 outbreak; compliance with our Credit Agreement covenants, competition; general economic conditions; our ability to successfully implement our business strategy; the success of our initiatives to increase sales and traffic; changes in commodity, energy and other costs; our ability to attract and retain management and employees; consumer reaction to industry-related public health issues and perceptions of food safety; our ability to manage our growth; reputational and brand issues; price and availability of commodities; consumer confidence and spending patterns; and weather conditions. In addition, there may be other factors of which we are presently unaware or that we currently deem immaterial that could cause our actual results to be materially different from the results referenced in the forward-looking statements. All forward-looking statements contained in this press release are qualified in their entirety by this cautionary statement. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in our most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q or other subsequent filings, all of which are available on our website at www.potbelly.com. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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Contact:	Investor Relations Chris Hodges or Josh Littman Alpha IR Group 312-445-2870 PBPB@alpha-ir.com

Potbelly Corporation

Consolidated Statements of Operations and Margin Analysis – Unaudited

(Amounts in thousands, except per share data)

	For the 13 Weeks Ended
	March 29,	% of	March 31,	% of
	2020	Revenue	2019	Revenue
Revenues
Sandwich shop sales, net	$86,961	99.3%	$97,258	99.2%
Franchise royalties and fees	629	0.7	829	0.8
Total revenues	87,590	100.0	98,087	100.0

Expenses
(Percentages stated as a percent of sandwich shop sales, net)
Sandwich shop operating expenses
Cost of goods sold, excluding depreciation	24,174	27.8	25,978	26.7
Labor and related expenses	30,397	35.0	31,973	32.9
Occupancy expenses	15,028	17.3	14,377	14.8
Other operating expenses	12,765	14.7	12,145	12.5

(Percentages stated as a percent of total revenues)
General and administrative expenses	10,734	12.3	12,709	13.0
Depreciation expense	5,456	6.2	5,536	5.6
Pre-opening costs	64	*	10	*
Impairment and loss on disposal of property and equipment	5,957	6.8	82	*
Total expenses	104,575	>100	102,810	>100
Loss from operations	(16,985)	(19.4)	(4,723)	(4.8)

Interest expense	74	*	32	*
Loss before income taxes	(17,059)	(19.5)	(4,755)	(4.8)
Income tax expense (benefit)	(3,709)	(4.2)	13,619	13.9
Net loss	(13,350)	(15.2)	(18,374)	(18.7)
Net income (loss) attributable to non-controlling interest	(14)	*	65	*
Net loss attributable to Potbelly Corporation	$(13,336)	(15.2)%	$(18,439)	(18.8)%

Net loss per common share attributable to common shareholders:
Basic	$(0.56)		$(0.76)
Diluted	$(0.56)		$(0.76)
Weighted average common shares outstanding:
Basic	23,646		24,133
Diluted	23,646		24,133
*	Amount is less than 0.1%

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except per share data)

	For the 13 Weeks Ended
	March 29,	March 31,
	2020	2019
Net loss attributable to Potbelly Corporation, as reported	$(13,336)	$(18,439)
Impairment, loss on disposal of property and equipment and shop closures(1)	6,416	2,438
Proxy related costs(2)	446	(127)
Restructuring and other costs (3)	—	345
Total adjustments before income tax	6,862	2,656
Income tax adjustments(4)	(1,209)	12,774
Total adjustments after income tax	5,653	15,430
Adjusted net loss attributable to Potbelly Corporation	$(7,683)	$(3,009)

Net loss attributable to Potbelly Corporation per share, basic	$(0.56)	$(0.76)
Net loss attributable to Potbelly Corporation per share, diluted	$(0.56)	$(0.76)

Adjusted net loss attributable to Potbelly Corporation per share, basic	$(0.32)	$(0.12)
Adjusted net loss attributable to Potbelly Corporation per share, diluted	$(0.32)	$(0.12)

Shares used in computing adjusted net loss attributable to Potbelly Corporation:
Basic	23,646	24,133
Diluted	23,646	24,133

	For the 13 Weeks Ended
	March 29,	March 31,
	2020	2019
Net loss attributable to Potbelly Corporation, as reported	$(13,336)	$(18,439)
Depreciation expense	5,456	5,536
Interest expense	74	32
Income tax expense (benefit)	(3,709)	13,619
EBITDA	$(11,515)	$748
Impairment, loss on disposal of property and equipment and shop closures(1)	6,416	2,438
Stock-based compensation	490	459
Proxy related costs(2)	446	(127)
Restructuring and other costs(3)	—	345
Adjusted EBITDA	$(4,163)	$3,863

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except selected operating data)

	For the 13 Weeks Ended
	March 29,	March 31,
	2020	2019
Loss from operations	$(16,985)	$(4,723)
Less: Franchise royalties and fees	629	829
General and administrative expenses	10,734	12,709
Depreciation expense	5,456	5,536
Pre-opening costs	64	10
Impairment and loss on disposal of property and equipment	5,957	82
Shop-level profit [Y]	$4,597	$12,785
Total revenues	$87,590	$98,087
Less: Franchise royalties and fees	629	829
Sandwich shop sales, net [X]	$86,961	$97,258
Shop-level profit margin [Y÷X]	5.3%	13.1%

	For the 13 Weeks Ended
	March 29,	March 31,
	2020	2019
Selected Operating Data
Shop Activity:
Company-operated shops, end of period	427	431
Franchise shops, end of period	46	50
Revenue Data:
Company-operated comparable store sales	(10.1)%	(4.7)%

Footnotes to the Press Release, Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

& Selected Operating Data

(1)

This adjustment includes costs related to impairment of long-lived assets, loss on disposal of property and equipment and shop closure expenses. Shop closure expenses are recorded in general and administrative expenses in the consolidated statement of operations.

(2)

The Company incurred certain professional and other costs and associated benefits related to the shareholder proxy matter. These costs and benefits were included in general and administrative expenses in the consolidated statements of operations.

(3)	The Company incurred certain restructuring costs related to severance and other costs that were included in general and administrative expenses in the consolidated statements of operations.
(4)

This adjustment includes the tax impacts of the other adjustments listed above based on the Company’s effective tax rate, the change in the Company’s income tax valuation allowance during the period, and the discrete income tax benefit from the carryback of prior year net operating losses and refund of prior year alternative minimum tax credits, offset by the impact of ASU 2016-09.